UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
                 Exact name of registrant as specified                   I.R.S.
                 in its charter, state of incorporation,               Employer
Commission       address of principal executive offices,         Identification
File Number      Telephone                                               Number

1-16305          PUGET ENERGY, INC.                                 91-1969407
                 A Washington Corporation
                 411 - 108th Avenue N.E.
                 Bellevue, Washington 98004-5515
                 (425) 454-6363

1-4393           PUGET SOUND ENERGY,INC.                           91-0374630
                 A Washington Corporation
                 411 - 108th Avenue N.E.
                 Bellevue, Washington 98004-5515
                 (425) 454-6363

ITEM 5. Other Events

On March 13, 2001, the Company issued the following press release.

PUGET SOUND ENERGY, INDUSTRIAL CUSTOMERS AGREE ON NEW POWER ARRANGEMENT

(Bellevue, Wash.) – Puget Sound Energy, the utility subsidiary of Puget Energy (NYSE: PSD), today announced the filing with the Washington Utilities and Transportation Commission (WUTC) of a proposed settlement among PSE, 11 industrial customers served by PSE, WUTC staff, and the Public Counsel section of the Office of the Washington Attorney General related to a complaint proceeding before the WUTC initiated in December 2000 by certain of the industrial customers.

In their December 2000 complaint, certain PSE industrial customers had sought emergency relief from the market-index-based tariff they agreed to in 1996. Under terms of the proposed settlement, which must be approved by the WUTC to become effective, about 85 percent of the industrial loads in question would now be able to purchase electricity from other suppliers at negotiated prices or, if they chose, to self-generate the electricity they use. In turn, these industrial customers would give up any rights to electricity PSE will use to supply to its other customers. A few of the smaller customers in this case will have the ability to transfer to a new rate designed especially for their needs.

Tim Hogan, PSE’s vice president of external affairs, said: “We’re pleased that we were able to reach agreement on a package that enhances the ability of these customers to better manage their power costs while staying true to the principle of protecting the power supply for PSE’s residential and small-business customers.”

The WUTC has scheduled a hearing on March 21 to review the proposed settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Stephen A. McKeon

_________________________________

Stephen A. McKeon

Vice President and General Counsel

Date: March 13, 2001